As filed with the Securities and Exchange Commission on June 20, 2003

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  Public Service Enterprise Group Incorporated
             (Exact name of Registrant as specified in its charter)

      New Jersey                                         22-2625848
(State of Incorporation)                    (I.R.S. Employer Identification No.)

               80 Park Plaza, P.O. Box 1171, Newark, NJ 07101-1171
   (Address, including zip code, of Registrant's principal executive offices)

                  Public Service Enterprise Group Incorporated
                          Employee Stock Purchase Plan
                              (Full title of plan)

                                   ----------

    Thomas M. O'Flynn                  or                James T. Foran, Esq.
Executive Vice President and                           Associate General Counsel
  Chief Financial Officer

                                  80 Park Plaza
                                  P.O. Box 1171
                              Newark, NJ 07101-1171
                                 (973) 430-7000

            (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Securities  Amount to be      Proposed        Proposed     Amount of
to be registered     registered(1)     maximum         maximum      registration
                                       offering        aggregate    fee(1),(2)
                                       price per       offering
                                       share(2)        price(2)
Common Stock         2,120,485 shares  $43.01          $91,202,059  $7,378
(without par value)
--------------------------------------------------------------------------------

----------
(1) Pursuant to General Instruction E of Form S-8, the total amount of shares being registered is 2,120,485, of which 120,485 shares are unsold shares that are being carried forward from Registration Statement No. 33-45491 on Form S-8 filed by PSEG on February 3, 1992. A registration fee of $1,016 was previously paid with the filing of such registration statement and, pursuant to Rule 457(p), was used to offset the filing fee for common stock registered herein.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices of PSEG Common Stock on June 18, 2003 for, as reported in the consolidated reporting system.

Prospectus
[LOGO] PSEG

                                2,120,485 SHARES
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                        COMMON STOCK (WITHOUT PAR VALUE)

                               offered through the

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

      The Employee Stock Purchase Plan or ESPP of Public Service Enterprise Group Incorporated or PSEG provides a convenient method for employees of PSEG and its subsidiaries participating in the ESPP to purchase PSEG's Common Stock (without par value) through payroll deductions at a 5% discount from market price, without payment of any brokerage commission or service charge. While shares of Common Stock are held under the ESPP, dividends on such shares are used to purchase additional shares of Common Stock at a 5% discount.

      The Stockholder Services Department of PSEG Services Corporation is the ESPP's recordkeeper. The ESPP provides that shares of Common Stock purchased for participants will either be purchased directly from PSEG, at its sole discretion, or in the open market by an agent independent of PSEG and its affiliates, as selected by PSEG.

      The price per share of Common Stock purchased directly from PSEG under the ESPP will be 95% of the average of high and low sale prices of Common Stock on the New York Stock Exchange on the second Friday of each month (or on the next preceding business day if the second Friday is not a business day). The price per share of Common Stock purchased in the open market by any independent agent will be 95% of the weighted average price, excluding brokerage commissions, of all shares acquired by that independent agent for the ESPP during the period such purchases are made.

      The 5% discount from market price for shares of Common Stock purchased under the ESPP and any applicable brokerage commissions for purchases by any independent agent in the open market will be paid for by each respective participant's employer and will be taxable as ordinary income to participants. Each participant's employer will make the required withholding deductions from each participant's pay equivalent to withholding taxes on this discount.

      You should read this prospectus carefully. If you are not now and do not wish to become a participant, or if you wish to continue your present participation without change, no action on your part is required. If you wish to join the ESPP or change the amount of your payroll deductions under the ESPP, please follow the instructions for submitting an enrollment form to the Manager Business Center-Employee and Payroll Services of Services. It is suggested that this prospectus be retained for future reference.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

June 20, 2003

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

General Information About the ESPP .....................................     3
Employee Stock Purchase Plan ...........................................     4
  Section 1. Definitions ...............................................     4
  Section 2. The Plan ..................................................     4
  Section 3. Eligibility ...............................................     5
  Section 4. Enrollment ................................................     5
  Section 5. Limit on Payroll Deductions ...............................     5
  Section 6. Purchases of Stock ........................................     5
  Section 7. Cost of Stock Purchased ...................................     6
  Section 8. Issuance of Certificates ..................................     6
  Section 9. Dividends .................................................     6
  Section 10. Withdrawal ...............................................     7
  Section 11. Reports to Participants ..................................     7
  Section 12. Voting of Shares .........................................     7
  Section 13. Subscription Rights, Stock Dividends and Stock Splits ....     7
  Section 14. Administration ...........................................     7
  Section 15. Termination and Amendment ................................     7
  Additional Information About the ESPP ................................     8
  Tax Consequences of the ESPP .........................................     8
  Where You Can Find More Information ..................................     9
  Incorporation of Certain Documents By Reference ......................     9

                       GENERAL INFORMATION ABOUT THE ESPP

      The ESPP is administered by the Employee Benefits Committee appointed from time to time by our Board of Directors. The Committee has overall responsibility for the administration and interpretation of the ESPP.

      The Manager Business Center-Employee and Payroll Services of Services is responsible for receiving and processing enrollment forms and making payroll deductions. The Manager Business Center-Employee and Payroll Services is located at 80 Park Plaza, T23, Newark, New Jersey 07101.

      The Stockholder Services Department of Services is Recordkeeper for the ESPP. The Recordkeeper keeps a continuing record of Participants' accounts under the ESPP, sends quarterly statements of account to Participants and performs other duties relating to the ESPP for Participants. The Recordkeeper is located at 80 Park Plaza, P.O. Box 1171, T6, Newark, New Jersey 07101-1171.

      To the extent that newly issued shares are used for ESPP purchases, we will select an independent agent to purchase shares of Common Stock on the open market. Such open market purchases are made at the sole discretion of the independent agent, subject to the conditions set forth in Section 6--Purchases of Stock.

      As of May 31, 2003, there were approximately 1,750 participants enrolled in the ESPP out of approximately 10,500 employees eligible to participate.

The following is the text of the ESPP:

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

Section 1. Definitions

      Unless the context clearly requires otherwise, where used in the Plan, the words and phrases hereinafter defined shall have the following meanings:

            a. Committee shall mean the Employee Benefits Committee of PSEG appointed by its Board of Directors.

            b. Common Stock shall mean the common stock (without par value) of PSEG.

            c.  Eligible   Employee   shall  mean  any  active   employee  of  a
      Participating Affiliate who has completed one (1) year of service and has attained the age of eighteen (18) years.

            d. Employer shall mean any Participating Affiliate.

            e. Enrollment Form shall mean the form pursuant to which an Eligible Employee will authorize a specified dollar amount from his or her pay or sick benefits to be paid over for the purchase of shares of Common Stock under the Plan.

            f. Independent Agent shall mean an agent independent of PSEG and its affiliates selected by PSEG to effect open market purchases of Common Stock on behalf of Participants.

            g. Investment Date shall mean (i) for shares purchased directly from
      PSEG: the second Friday of each month, or the next preceding business day if the second Friday is not a business day and (ii) for shares purchased by the Independent Agent in the open market: the last day on which shares are purchased during the applicable Investment Period.

            h. Investment Period shall mean, with respect to purchases of Common Stock made on the open market, the period commencing not earlier than the tenth day of the month in which such open market purchases are to be made and ending no later than the twenty-fourth day of such month during which period the Independent Agent shall make purchases for Participants under the ESPP.

            i. Manager Business Center-Employee and Payroll Services shall mean the Manager Business Center-Employee and Payroll Services of Services.

            j. Participating Affiliate shall mean any organization within the controlled group of corporations (as defined in the Internal Revenue Code of 1986, as amended) within which PSEG is a member and which (i) adopts the Plan with the approval of PSEG's Board of Directors, (ii) authorizes PSEG's Board of Directors to act for it in all matters arising under or with respect to the Plan and (iii) complies with such other terms and conditions relating to the Plan as may be imposed by PSEG's Board of Directors.

            k.  Participants   shall  mean  those  Eligible  Employees  who  are
      currently having payroll deductions made for the purchase of Common Stock under the Plan.

            l. Plan shall mean this Public Service Enterprise Group Incorporated Employee Stock Purchase Plan.

            m. PSEG shall mean Public Service Enterprise Group Incorporated, a New Jersey Corporation.

            n. Recordkeeper shall mean the Stockholder Services Department of Services.

            o. Services shall mean PSEG Services Corporation, a New Jersey Corporation.

Section 2. The Plan

      The Plan provides a method for Eligible Employees to purchase shares of Common Stock at 95% of the market price. Shares of Common Stock acquired under the Plan for accounts of Participants will be purchased either (a) directly from PSEG or (b) in the open market by an Independent Agent selected by PSEG. Shares of

Common Stock will be purchased with Participants' funds made available by payroll deduction, reinvestment of dividends on shares of Common Stock purchased for Participants and held for their account under the Plan, together with an amount equal to the 5% purchase price discount.

Section 3. Eligibility

      Participation   in  the  Plan  is  open  to  active  employees  of  PSEG's
Participating Affiliates who, at the time of enrollment, have attained age 18 and have been in the employ of an Employer for more than one year.

Section 4. Enrollment

      An Eligible Employee may enroll in the Plan at any time by executing an Enrollment Form and sending it to the Manager Business Center-Employee and Payroll Services. The Enrollment Form authorizes the Participant's Employer to withhold a specified dollar amount from a Participant's pay or sick benefits each pay period and all dividends on shares held for the Participant's account under the Plan and to use such payroll deductions and dividends to purchase shares of Common Stock for the Participant's account. Enrollment in the Plan shall be effective, and payroll deductions shall commence, approximately 30 days after the signed Enrollment Form is received by the Manager Business Center-Employee and Payroll Services.

      Once enrolled in the Plan, a Participant shall remain in the Plan until the Participant withdraws from the Plan, the Participant's enrollment is terminated under Section 10 or the Plan is terminated under Section 15. After withdrawing or being terminated from the Plan, an Eligible Employee may re-enroll in the Plan at any time by executing a new Enrollment Form and sending it to the Manager Business Center-Employee and Payroll Services as provided above.

      A Participant may change the amount of the Participant's payroll deductions under the Plan at any time by sending a new Enrollment Form, indicating the new amount of deduction, to the Manager Business Center-Employee and Payroll Services. The change in amount of deduction shall be effective as soon as practicable after receipt by the Manager Business Center-Employee and Payroll Services.

Section 5. Limit on Payroll Deductions

      A Participant may authorize payroll deductions to be made each pay period in any dollar amount up to 10% of the Participant's base pay, but not less than $5 a week for those on weekly payroll and $10 every two weeks for those on a biweekly payroll. A request by a Participant to reduce payroll deductions below such minimum will be deemed a request to withdraw from the Plan.

Section 6. Purchases of Stock

      PSEG will have sole discretion as to whether Common Stock purchased under the Plan will be purchased directly from it. The Recordkeeper will notify the Independent Agent prior to the commencement of the Investment Period for which the Independent Agent will be required to purchase shares for the Plan in the open market. Purchases of Common Stock not directly made from PSEG may be made by the Independent Agent on any securities exchange on which shares of Common Stock are traded or in negotiated transactions.

      On the Open Market. Amounts deducted from Participants' pay or sick benefits and an amount equal to the purchase price discount shall be transmitted to PSEG by each such Participant's respective Employer. Similarly, the Recordkeeper will transmit to PSEG any dividends paid on shares of Common Stock held for the accounts of Participants under the Plan. PSEG shall forward these amounts to the Independent Agent. The Independent Agent shall apply all such amounts to the purchase of shares of Common Stock at any time or times, at the sole discretion of the Independent Agent, during the period commencing not earlier than the tenth day of the month and ending no later than the twenty-fourth day of such month. The last date during an Investment Period on which shares are so acquired by the Independent Agent (Investment Date) is the date as of which such shares will be credited to Participants' accounts.

      Directly from PSEG. Amounts deducted from Participants' pay or sick benefits and an amount equal to the purchase price discount will be transmitted to PSEG by each such Participant's respective Employer. Similarly, the Recordkeeper will transmit to PSEG any dividends on shares of Common Stock held for the accounts of Participants under the Plan. PSEG shall, on the Investment Date, apply all such amounts to the purchase of new issue shares of Common Stock.

      Purchases of shares of Common Stock under the Plan may be made only through payroll deductions and the reinvestment of dividends on shares held for the account of Participants under the Plan. Shares purchased shall be allocated to Participants' accounts each month as full shares and fractional shares to four decimal places on the basis of Participants' payroll deductions and dividends paid on shares held for their accounts under the Plan.

      Under no circumstances will Common Stock purchased under the Plan be bought back from a Participant or the Independent Agent by PSEG or by any Employer.

Section 7. Cost of Stock Purchased

      On the Open Market. The cost to each Participant of the Common Stock purchased on the open market for the Participant's account under this Plan shall be 95% of the weighted average price paid by the Independent Agent for all shares purchased during the applicable Investment Period.

      Directly from PSEG. The cost to each Participant of the Common Stock purchased directly from PSEG for the Participant's account under the Plan shall be 95% of the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on the applicable Investment Date.

      Each Employer will pay its respective costs of administering the Plan, including payment to PSEG or to the Independent Agent, as the case may be, on behalf of Participants of an amount equal to the 5% discount, but not including any expenses of sale incurred in making cash distributions to Participants representing fractional shares held for their account upon withdrawal or termination of Participants from the Plan under Section 10, or termination of the Plan under Section 15. Brokerage commissions associated with the purchase of shares of Common Stock on the open market under the Plan will be paid by each respective Employer. All payments made on behalf of Participants by Employers will be reported to the Internal Revenue Service as taxable income to such Participants. No interest will be paid on payroll deductions or dividends being held for the purchase of shares of Common Stock under the Plan.

Section 8. Issuance of Certificates

      Shares of Common Stock purchased under the Plan for the account of Participants, either by payroll deductions or by the reinvestment of dividends, shall be held by the Recordkeeper in its name, or in the name of its nominee, for the account of Participants, until transferred to individual Participants. A Participant may at any time, by written notice to the Recordkeeper, request the issuance of certificates in the name of the Participant for any number of full shares of Common Stock held for the Participant's account under the Plan. Such certificates shall be issued and delivered to the Participant as soon as practicable.

      Certificates evidencing shares purchased for a Participant under the Plan will be issued only in the name of the Participant.

      Any Participant desiring to transfer certificates issued through the Plan from such Participant's individual name to another registration may do so by bringing or sending the certificates to the Recordkeeper. Participants sending certificates to the Recordkeeper for transfer should call 1-800-242-0813 for instructions. Telephone hours are 10:00 A.M. to 3:30 P.M., Eastern Time, Monday through Friday, except holidays.

      Certificates for full shares shall be issued only upon written request by the Participant to the Recordkeeper, or upon a Participant's withdrawal or termination from the Plan, or upon termination of the Plan. Certificates for fractional shares shall not be issued under any circumstances. For payments made representing fractional shares held for the account of a Participant upon withdrawal or termination from the Plan, or upon termination of the Plan, see Sections 10 and 15.

      A Participant's rights under the Plan may not be transferred, assigned or pledged during the Participant's lifetime. Shares held for the account of a Participant under the Plan may not be pledged as collateral.

Section 9. Dividends

      Dividends on all shares of Common Stock held by the Recordkeeper under the Plan shall be applied to the purchase of full and fractional shares of Common Stock. Cash dividends will not be paid to Participants on shares of Common Stock held for their account under the Plan. Cash payment of any uninvested dividends and payroll deductions will be made to Participants upon their withdrawal or termination from the Plan or upon termination of the Plan.

Section 10. Withdrawal

      A Participant may withdraw from the Plan at any time by notifying the Manager Business Center-Employee and Payroll Services in writing that the Participant wishes to withdraw or by reducing authorization for payroll deductions below the required minimum contribution. Any such withdrawal shall be effective as soon as practicable after receipt of the request to withdraw, as determined by the Manager Business Center-Employee and Payroll Services. A Participant's enrollment in the Plan shall terminate automatically upon death, termination of employment or retirement or upon commencement of a leave of absence of more than one month without pay (unless the Participant has made arrangements with the Manager Business Center-Employee and Payroll Services to continue monthly payments) and payroll deductions shall cease as soon as practicable.

      Upon such withdrawal or termination, a certificate for all full shares held for the account of the Participant shall be issued to the Participant and a cash payment representing proceeds of sale of any fractional shares held for the account of the Participant based on the current market price at time of sale, less any related brokerage commission and transfer tax, shall be made to the Participant.

Section 11. Reports to Participants

      As soon as practicable after the close of each calendar quarter, the Recordkeeper shall provide each Participant with a statement of account showing the share transactions in the Participant's account for that quarter, the cost thereof and the balance of shares held for the Participant's account under the Plan. Each Participant shall also receive income tax information annually relating to the purchase of Common Stock under the Plan and the same information that is distributed to other PSEG stockholders generally.

Section 12. Voting of Shares

      A Participant shall receive a proxy and copies of all soliciting material furnished by PSEG to its stockholders in connection with any meeting of stockholders or consent sought in lieu of a meeting. If the proxy is returned properly signed and marked for voting, all of the full and fractional shares of Common Stock held for the Participant's account will be voted as marked.

Section 13. Subscription Rights, Stock Dividends and Stock Splits

      If, during the course of the Plan, PSEG should grant to the holders of its Common Stock rights to subscribe to an issue or issues of securities of PSEG, any such rights attaching to the shares of Common Stock held by the Recordkeeper under the Plan shall be distributed to Participants. However, rights shall be issued for the number of full shares only and rights based on a fraction of a share held in a Participant's account will be sold and the net proceeds will be applied to the purchase of Common Stock for the account of the Participant on the next Investment Date.

      Stock dividends on shares held in a Participant's account under the Plan and Common Stock issued upon any split of such shares, shall be credited to the Participant's account.

Section 14. Administration

      The Committee shall administer the Plan. The Recordkeeper shall keep a continuing record of each Participant's account under the Plan, send quarterly statements of account to Participants and perform other duties relating to the Plan for Participants. Common Stock purchased under the Plan will be registered in the name of PSEG, or its nominee, as administrator for Participants in the Plan. PSEG's Board of Directors may change the administrator or the Recordkeeper in its discretion.

Section 15. Termination and Amendment

      The Plan may be terminated at any time by action of PSEG's Board of Directors. Any such termination shall be effective on an Investment Date. Upon termination, a certificate for all full shares held for the account of each

Participant shall be issued to the Participant and a cash payment representing the weighted average market value of any fractional shares held for the account of the Participant, determined as of the Investment Date of termination, less the expenses of any sale necessary to make such cash payment, shall be made to the Participant.

      PSEG may also modify, suspend or amend the Plan at any time by action of its Board of Directors. All Participants will receive notification of any such modification, suspension or amendment.

      No amendment or termination of the Plan shall impair any rights which shall have accrued under the Plan or deprive any Participant of the equivalent in cash or other benefits of the contributions of the Participant under the Plan.

                      ADDITIONAL INFORMATION ABOUT THE ESPP

      As of May 31, 2003, 2,120,485 shares of new issue Common Stock remained reserved for sale directly to Participants pursuant to the ESPP. This numerical limitation on shares does not apply to any shares purchased by an Independent Agent on the open market.

      No benefit or right under the ESPP may in any manner or to any extent be assigned, alienated, or transferred by any Participant under the ESPP. In addition, no benefit or right under the ESPP may be subjected to attachment, garnishment or other legal process without an appropriate court order.

      The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and benefits under the ESPP are not guaranteed by the Pension Benefit Guaranty Corporation. Neither PSEG nor any Employer provides any such protection to Participants and they do not insure any gains nor protect against any loss from any investment in the ESPP.

      Although the ESPP is of indefinite duration, PSEG reserves the right to amend, modify or terminate the ESPP at any time, in its sole discretion. PSEG also retains the right to change the Recordkeeper and/or the Independent Agent at its sole discretion.

      While the ESPP does not place restrictions on resales of Common Stock acquired thereunder, shares of Common Stock acquired under the ESPP by an "affiliate," as that term is defined in Rule 405 under the Securities Act of 1933 (the "1933 Act"), may only be resold pursuant to the registration requirements of the 1933 Act or an appropriate exemption therefrom. Acquisitions of shares of Common Stock and dispositions of shares of Common Stock by an officer or director, as defined under the rules promulgated under Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), of PSEG within any six-month period may give rise to the right of PSEG to recapture any profit from such transactions pursuant to Section 16(b) of the 1934 Act.

      A copy of PSEG's 2002 Annual Report to Stockholders has been furnished to each Participant in the ESPP. PSEG will promptly furnish, without charge, an additional copy of such Annual Report to any Eligible Employee who so requests by writing to the Director, Investor Relations, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171. Each Participant will be furnished copies of all future reports, proxy statements and other communications furnished to PSEG stockholders generally.

      For  further  information  about  the  ESPP,   Participants  and  Eligible
Employees may contact the Recordkeeper in writing at 80 Park Plaza, P.O. Box 1171, T6B, Newark, NJ 07101-1171 or by telephone at 1-800-242-0813. Telephone hours are 10:00 A.M. to 3:30 P.M., Eastern Time, Monday through Friday, except holidays.

                          TAX CONSEQUENCES OF THE ESPP

      Outlined below is a summary of certain tax consequences that may result to Participants in the ESPP. THE LAW ON WHICH THIS OUTLINE IS BASED IS SUBJECT TO CHANGE AT ANY TIME. EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE APPLICATION OF FEDERAL TAXES, AS WELL AS ANY STATE, LOCAL OR FOREIGN TAXES, PARTICULAR TO THE PARTICIPANT'S OWN SITUATION.

      For purposes of Federal income and social security taxes and state income taxes, each Participant in the ESPP will be treated as receiving compensation on each Investment Date in an amount equal to the sum of (a) 5% discount from the weighted average price on the shares purchased for the Participant's account during such period, including both the shares purchased through payroll deductions and those purchased through the reinvestment of dividends, and (b) any brokerage commissions on the purchase of such shares. As required by applicable law, each Participant's respective Employer will withhold from each Participant's pay the appropriate amount of withholding taxes attributable to such compensation and will include such compensation on the Participant's Form W-2 for the year.

      For purposes of Federal and state income taxes, each Participant will also be treated as receiving income on each dividend payment date (ordinarily, the last business day of March, June, September and December) equal to the dividends on the shares held for the Participant's account under the ESPP that are reinvested in additional shares. This income will be reflected on the Internal Revenue Service Form 1099-DIV sent to the Participant after year-end.

      The Participant's tax basis in shares purchased under the ESPP will equal 100% of the weighted average price of the stock acquired in the Investment Period plus any applicable brokerage commissions.

      A Participant's holding period for shares acquired through the ESPP will begin on the day following the Investment Date for such shares.

      A Participant who, upon withdrawal or termination from the ESPP or upon termination of the ESPP, receives a cash adjustment for a fraction of a share credited to his or her account, will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by a Participant who sells shares that have been withdrawn from the ESPP. The amount of such gain or loss will be the difference between the amount which the Participant receives for his or her shares or fraction of a share and his or her tax basis therefor.

      For further tax information relating to participation in the ESPP, Participants should consult with their own tax advisors.

      The amount of the 5% discount and of the brokerage commissions on all purchases of shares purchased under the ESPP will constitute an allowable Federal income tax expense to each Participant's respective Employer.

      The ESPP is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

                       WHERE YOU CAN FIND MORE INFORMATION

      PSEG files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that PSEG files at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain our filings on the Internet at the SEC's home page at http://www.sec.gov. PSEG's common stock is listed on the New York Stock Exchange under the ticker symbol "PEG." You can obtain information about PSEG at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement on Form S-8 filed with the SEC under the 1933 Act. It does not contain all of the information that is important to you. You should read the registration statement for further information with respect to the securities, the Trust and us. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the full document as filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows PSEG to "incorporate by reference" information that PSEG files with it, which means that PSEG can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that PSEG files later with the SEC will be deemed to automatically update and supersede this incorporated information. PSEG incorporates by reference the documents in File No. 9120 listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, as amended, prior to the termination of any particular offering of securities hereunder.

      o     PSEG's  Annual  Report on Form 10-K for the year ended  December 31,
            2002;

      o PSEG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

      o PSEG's Current Reports on Form 8-K filed with the SEC on January 28, 2003, April 15, 2003, June 6, 2003 and June 17, 2003.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07101
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus. PSEG has not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. PSEG's affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents have been filed by us with the Securities and Exchange Commission and are already incorporated by reference in this registration statement:

      o     Our Annual Report on Form 10-K for the year ended December 31, 2002;

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2003;

      o Our Current Reports on Form 8-K filed with the SEC on January 28, 2003, April 15, 2003, June 6, 2003 and June 17, 2003; and

      o Our Amended Current Report on Form 8-K dated January 17, 1990 containing a description of our common stock, without par value.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      James T. Foran, Esq., our Associate General Counsel, has given his opinion, which is included as Exhibit 5 to this registration statement, as to whether the original issuance securities (i.e., shares of our Common Stock covered by this registration statement that were previously unissued) will be legally issued, fully paid and non-assessable. Mr. Foran is one of our officers and is eligible to participate in the ESPP.

Item 6. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

      (1) have the power to indemnify each of our directors and officers (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving such person by reason of his/her being or having been such director or officer other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful;

      (2) have power to indemnify each of our directors and officers against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his/her being or having been such director or officer, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless, and only to the extent that, the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

      (3) must indemnify each of our directors and officers against expenses to the extent that he/she has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

      (4) have power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him/her by reason of his/her being or having been a director or officer, whether or not we would have the power to indemnify him/her against such expenses and liabilities under the statute.

      As used in the statute, "expenses" mean reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

      Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

      Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

                  Indemnification:

                  The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right or indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

                  Limitation of Liability:

                  To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      Our directors and officers are insured under the policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay the premiums for such insurance.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See Exhibit Index.

Item 9. Undertakings.

      (a)   We hereby undertake:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a) (3) of the 1933 Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1) (i) and (1) (ii) to not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

      (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to
            Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 20th day of June, 2003.

                                    Public Service Enterprise Group Incorporated

                                    BY: /s/ THOMAS M. O'FLYNN
                                        ---------------------
                                           Thomas M. O'Flynn
                                        Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

            Signature                   Capacity                      Date
            ---------                   --------                      ----

      /s/ THOMAS M. O'FLYNN      Principal Financial Officer      June 20, 2003
      ---------------------
        Thomas M. O'Flynn

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has also been signed by Thomas M. O'Flynn, Attorney-in-Fact, on behalf of the following persons in the capacities indicated on June 20, 2003.

             Name                                  Capacity
             ----                                  --------

      E. James Ferland                  Principal Executive Officer and Director
      Patricia A. Rado                  Principal Accounting Officer
      Caroline Dorsa                    Director
      Albert R. Gamper, Jr.             Director
      William V. Hickey                 Director
      Shirley Ann Jackson               Director
      Thomas A. Renyi                   Director
      Richard J. Swift                  Director

                                               BY: /s/ THOMAS M. O'FLYNN
                                                   ---------------------
                                                      Thomas M. O'Flynn
                                                       Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

4a                            PSEG's Certificate of Incorporation(1)

4b                            PSEG's Certificate of Amendment of Certificate of
                              Incorporation(2)

4c                            PSEG's  By-Laws(3)

5                             Opinion and Consent of James T. Foran, Esq.

15                            Not Applicable

23.1                          Independent Auditors' Consent

23.2                          Consent of James T. Foran, Esq.
                              (included as part of Exhibit 5)

24                            Power of Attorney

----------
(1) Previously filed as Exhibit 3(a) to Registration Statement on Form S-4, No.33-2935, and incorporated herein by reference.
(2) Previously filed as Exhibit 3(c) to Annual Report on Form 10-K for the year ended December 31, 1987, File No. 001-09120, and incorporated herein by reference.
(3) Previously filed as Exhibit 3-6 to Registration Statement on Form S-3, No.333-86372, and incorporated herein by reference.